EXHIBIT 21

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           SUBSIDIARIES OF THE REGISTRANT                         JURISDICTION OF INCORPORATION
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
O'Gara-Hess & Eisenhardt Armoring Company              Delaware
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O'Gara Satellite Networks Limited                      Ireland
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O'Gara Satellite Networks, Inc.                        Delaware
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Next Destination, Limited                              United Kingdom
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


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